EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in the Registration Statements of Business Bancorp on Form S-8 (333-69130 and 333-76460) of our report dated January 12, 2001, on the consolidated financial statements of MCB Financial Corporation included in the Business Bancorp 8-K dated December 19, 2002.


/s/ Deloitte & Touche LLP
San Francisco, California
January 11, 2002